EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 16, 2002 relating to the consolidated financial statements of United Online, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the incorporation by reference of our report dated September 16, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Century City, California June 10, 2003